GAME CLOSURE INC.

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (the “Agreement”) is made as of the 14th day of September, 2011 (the “Effective Date”) by and among Game Closure Inc., a Delaware corporation (the “Company”), and the persons named on the Schedule of Purchasers attached hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

AGREEMENT

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and each Purchaser, intending to be legally bound, hereby agree as follows:

1.            Amount and Terms of the Loans

1.1           The Loans. Subject to the terms of this Agreement, each Purchaser agrees to lend to the Company at each Closing (as hereinafter defined) the amounts set forth opposite each such Purchaser’s name on the Schedule of Purchasers attached hereto (each, a “Loan Amount” and collectively the “Total Loan Amount” or “Loan”).

2.            The Closing

2.1           Closing Date The closing of the sale and purchase of convertible promissory notes in substantially the form attached hereto as Exhibit A (each, a “Closing Note” and collectively, the “Closing Notes”) shall be held on the Effective Date (the “Closing”). At the Closing, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase, those First Closing Notes in the amounts as set forth opposite their respective names in the Schedule of Purchasers for cash. In the event that there is more than one closing, the term “Closing” shall apply to each such closing, unless otherwise specified herein.

2.2           Delivery. At each Closing (i) each Purchaser shall deliver to the Company a check or wire transfer funds in the amount of such Purchaser’s portion of the Loan Amount; and (ii) the Company shall issue and deliver to such Purchaser a Note in favor of such Purchaser payable in the principal amount of such Purchaser’s Loan Amount.

3.           Representations, Warranties and Covenants of the Company

The Company hereby represents and warrants to each Purchaser as follows:

3.1           Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted.

3.2           Corporate Power. The Company will have at the date of the Closing all requisite corporate power to execute and deliver this Agreement, to issue the Notes (collectively, the “Loan Documents”) and to carry out and perform its obligations under the terms of the Loan Documents. The Company’s Board of Directors has approved the Loan Documents based upon a reasonable belief that the Loan is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

3.3           Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Notes and the reservation of the equity securities issuable upon conversion of the Notes (collectively, the “Conversion Securities”) has been taken or will be taken prior to the issuance of such Conversion Securities. The Loan Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Conversion Securities, when issued in compliance with the provisions of the Loan Documents will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

3.4           Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Notes and the Conversion Securities issuable upon conversion of the Notes or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing.

3.5           Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, issue, and sale of the Notes and the Conversion Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

4.            Representations and Warranties of the Purchasers

4.1           Purchase for Own Account. Each Purchaser represents that it is acquiring the Notes and the Conversion Securities issuable upon the conversion of such Notes (collectively, the “Securities”) solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.2           Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, each Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given such Purchaser and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.3           Ability to Bear Economic Risk. Each Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.4           Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a)          There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b)          Such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144, except in unusual circumstances.

(c)          Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Purchaser to a partner (or retired partner) or member (or retired member) of such Purchaser in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder.

4.5           Accredited Investor Status. Each Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

4.6           Further Assurances. Each Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

5.            Miscellaneous

5.1           Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2           Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California, without giving effect to conflicts of laws principles.

5.3           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5           Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 530 University Avenue, #5, Palo Alto, California 94306, and to Purchaser at the addresses set forth on the Schedule of Purchasers attached hereto or at such other addresses as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

5.6           Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchasers holding at least a majority of the outstanding principal of the Notes.

5.7           Entire Agreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

In Witness Whereof, the parties have executed this Note purchase Agreement as of the date first written above.

Company:

Game Closure Inc.

/s/ Michael Carter
Michael Carter, President

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

In Witness Whereof, the parties have executed this Note purchase Agreement as of the date first written above.

Purchasers:

Andover Fund, LLC

/s/ Craig dos Santos
Craig dos Santos, Managing Director

Address:

427 N Tatnall St, #61508
Wilmington, Delaware 19801-2230

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

SCHEDULES AND EXHIBITS

Schedule of Purchasers

Exhibit A: Form of Closing Convertible Promissory Note

SCHEDULE OF PURCHASERS

First Closing
Name and Address	Loan Amount

Andover Fund	$80,000.00

TOTAL	$80,000.00

Exhibit A

Form of Closing Convertible Promissory Note

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). NO SALE OR DISPOSITION MAY BE EFFECTED, EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

CONVERTIBLE PROMISSORY NOTE

$80,000	September 14th, 2011
Palo Alto, California

For Value Received, Game Closure Inc., a Delaware corporation (“Borrower”), hereby promises to pay to the order of Andover FundD (“Lender”), in lawful money of the United States of America and in immediately available funds, the principal sum of Eighty-Thousand Dollars ($80,000.00) together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below.

1.           Interest Rate. Borrower promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of two percent (2%) per annum or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

2.         Application of Payments. Payment on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

3.          Mandatory Conversion. In the event that Borrower issues and sells shares of its Preferred Stock (the “Preferred Stock”) to investors in a bonafide equity financing of at least $1,000,000, including conversion of this Note (the “Financing”) prior to the Maturity Date (as defined below), then the outstanding principal balance and unpaid accrued interest of this Note shall automatically convert in whole without any further action by Lender into the number of shares of such series of Preferred Stock equal to the number obtained by dividing the aggregate amount of principal outstanding under this Note and any accrued interest hereunder by an amount equal to the lesser of (a) 100% of the purchase price for the Preferred Stock in the Financing, or (b) the price per share of such Preferred Stock assuming a $16,000,000 fully diluted pre-money valuation of the Company.

1.

4.          Acquisition. If this Note has not been converted in accordance with the terms of Section 3 above, and, if at any time before the Maturity Date (as defined below), Borrower has a Change of Control (as defined below), then the Lender shall have the option to either (a) convert the Note in whole into the number of shares of Common Stock of the Company equal to the number obtained by dividing the aggregate amount of principal outstanding under this Note and any accrued interest hereunder by an amount equal to the price per share of such Common Stock assuming a $16,000,000 fully diluted pre-money valuation of the Company or (b) cancel the principal and all accrued interest under this Note and receive an amount equal to three times (3.0x) the amount of cancelled principal and accrued interest.

For the purposes of this Note, the term “Change of Control” shall mean the sale, conveyance or other disposition of all or substantially all of the Company’s property or business or the Company’s merger with or into or consolidation with any other corporation, limited liability company or other entity (other than a wholly owned subsidiary of the Company), provided that the term “Change of Control” shall not include a merger of the Company effected exclusively for the purpose of changing the domicile of the Company, an equity financing in which the Company is the surviving corporation, or a transaction in which the stockholders of the Company immediately prior to the transaction own 50% or more of the voting power of the surviving corporation following the transaction.

5.          Maturity. Unless this Note has been converted in accordance with the terms of Sections 3 or 4 above, the outstanding principal balance and unpaid accrued interest of this Note shall become fully due and payable on September 14th, 2013 (the “Maturity Date”).

6.          Prepayment. This Note may be prepaid by the Borrower at any time prior to the Maturity Date with the prior written consent of the Lender.

7.          Unsecured and Subordinated. The indebtedness represented by this Note is unsecured and the Lender acknowledges and agrees that the obligation of the Borrower to make payment on this Note is expressly subordinated in right of payment to the prior payment in full of all of the Borrower’s commercial finance lenders, insurance companies, lease financing institutions or other lending institutions approved by the Borrower’s Board of Directors and regularly engaged in the business of lending money.

8.          Waiver. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, and without limitation, reasonable attorneys’ fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

9.          Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

10.       Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

11.       Amendment. Any provision of this Note may be amended or waived by the written consent of the Borrower and the Lender.

2.

Borrower	Game Closure Inc.

/s/ Michael Carter
Michael Carter,
President

Lender	Andover Fund

/s/ Craig dos Santos
Craig dos Santos,
Managing Director